Exhibit 10.24

FORM OF

LORILLARD, INC.

RESTRICTED STOCK UNITS

AWARD CERTIFICATE

THIS CERTIFICATE, dated as of _____________________________, evidences the grant of the Award set forth below by Lorillard, Inc., a Delaware corporation (the “Company”) to _________________________ (the “Participant”).

RECITALS

The Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined to grant to the Participant a Performance Award in the form of restricted stock units representing the right to receive shares of the Company’s common stock, par value $0.01 per share, (the “Company Stock”) pursuant to the Lorillard, Inc. 2008 Incentive Compensation Plan (the “Plan”), on the terms and conditions set forth herein, and hereby grants such Award.

Any capitalized terms not defined herein shall have their respective meanings as set forth in the Plan.

NOW, THEREFORE, the Parties hereto agree as follows:

1. Grant of Restricted Stock Units. Subject to the provisions of this Certificate and the Plan, the Company hereby grants to the Participant as of _________________ (the “Date of Grant”) «Amount» restricted stock units representing the right to receive shares of Company Stock pursuant to the terms and conditions of this Certificate (the “Restricted Stock Units”), subject to the restrictions set forth below and the terms of this Agreement. Restricted Stock Units shall remain restricted during the Performance Period (as defined in Section 2 below) and, if the Performance Metric (as defined in Section 2 below) is achieved, the earned Restricted Stock Units will be converted to restricted shares of Company Stock (“Restricted Stock”) as soon as practicable after the end of the Performance Period. The actual number of shares of Restricted Stock Participant may earn will range from ___% to ___% of the Restricted Stock Units awarded and will be determined based on the Company’s achievement of the Performance Metric set forth in Section 2 below. The Restricted Stock will remain restricted until the third anniversary of the Date of Grant, subject to the terms and conditions set forth herein. The Participant shall not be required to pay any cash consideration in exchange for the Restricted Stock Units or the Restricted Stock (together, the “Award”).

2. Performance Metric. The number of Restricted Stock Units to be converted to shares of Restricted Stock will be determined based on the Company’s achievement of the target adjusted earnings per share set forth in the table below (the “Performance Metric”) for the Company’s fiscal year ___ (the “Performance Period”) as certified by the Committee. The number of shares of Restricted Stock will be based on a payout of ___% of the Restricted Stock Units for performance below the Minimum level, ___% of the

Restricted Stock Units at the Minimum level, ___% of the Restricted Stock Units at the Target level and ___% of the Restricted Stock Units at the Maximum level as set forth in the table below:

Performance Metric	Minimum	Target	Maximum

Payouts for performance between the performance levels set forth in the table will be based on a straight-line interpolation.

3. Restrictions and Restricted Period.

(a) Restrictions. The Award granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 5 below until the lapse of the Restricted Period (as defined below).

(b) Restricted Period. The restrictions set forth above shall lapse and the Restricted Stock, if any, shall become vested and transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) on the third anniversary of the Date of Grant (the period from the Date of Grant until the date on which the restrictions lapse is the “Restricted Period”).

4. Rights of a Stockholder.

(a) Restricted Stock Units/Dividend Equivalents. From and after the Date of Grant until conversion to Restricted Stock, the Restricted Stock Units shall not include any rights, including but not limited to voting rights, with respect to shares of Company Stock issuable. Subject to the restrictions, limitations and conditions described herein and as set forth in the Plan, dividend equivalents shall be payable on the Restricted Stock Units and shall be accrued on behalf of the Participant at the time that cash dividends are paid to holders of Company Stock. The dividend equivalents shall be paid to the Participant based on the achievement of the Performance Metric within two and one-half months after the end of the Performance Period, unless the Participant’s employment terminates for any reason (other than termination because of the Participant’s death or Disability or in the event of a Change in Control) prior to the date the dividend equivalents are paid. Notwithstanding the foregoing, if the Participant’s employment terminates because of the Participant’s death or Disability during the Performance Period, or in the event of a Change in Control during the Performance Period, the dividend equivalents shall be paid to the Participant based on the number of unrestricted shares vesting pursuant to Section 5(b) and 6, respectively, of this Agreement, and such payment shall be made within two and one-half months after the end of the Performance Period.

(b) Restricted Stock. For so long as the Restricted Stock is held by or for the benefit of the Participant, the Participant shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares.

(c) Adjustments. If there is any stock dividend, stock split or other change in character or amount of the Award, then in such event, any and all new, substituted or additional securities to which Participant is entitled by reason of the Award shall be immediately subject to the restrictions and risk of forfeiture set forth in Sections 3 and 5 with the same force and effect as the Award subject to such restrictions and risk of forfeiture immediately before such event.

5. Cessation of Service.

(a) Forfeiture. If the Participant’s employment terminates for any reason other than those set forth in Section 5(b) of this Agreement or in the event of a Change in Control, then the Award for which the Restricted Period has not lapsed shall be forfeited to the Company without payment of any consideration by the Company, and neither the Participant nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in the Restricted Stock Units or shares of Restricted Stock.

(b) Accelerated Vesting. If the Participant’s employment terminates because of the Participant’s death or Disability during the Performance Period, that number of Restricted Stock, if any, as determined pursuant to Section 1 of this Agreement following the end of the Performance Period, shall be immediately converted to unrestricted shares of Company Stock. If after the Performance Period ends and prior to the end of the Restricted Period, the Participant’s employment terminates because of the Participant’s death or Disability, the Restricted Stock based on the achievement of the Performance Metric will immediately vest in full.

6. Effect of Change in Control. In the event of a Change in Control during the Performance Period, ___% of the Restricted Stock Units shall be immediately converted to unrestricted shares of Company Stock upon such Change in Control. In the event of a Change in Control (as defined in the Plan) after the Performance Period, the Restricted Stock based on the achievement of the Performance Metric if not previously vested shall become fully vested.

7. Certificates. Restricted Stock granted herein may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, then the Company may retain physical possession of the certificate until the Restricted Period has lapsed.

8. Legends. The Company may require, as a condition of the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear the legend as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee. All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER HELD BY THE ISSUER OR ITS

ASSIGNEES(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

Such legend shall not be removed until such shares of Restricted Stock vest pursuant to the terms hereof.

9. Taxes. The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

10. Nontransferability of the Award. The Award is not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Certificate have not been exercised or delivered at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Certificate and the Plan.

11. Clawback. Notwithstanding any other provision of this Certificate to the contrary, the Award is subject to the terms and conditions of the Company’s Compensation Recovery Policy adopted by the Board, as amended from time to time.

12. Notices. All notices and other communications under this Certificate shall be in writing and shall be given by hand delivery to the other party or by confirmed fax or overnight courier, or by postage paid first class mail, addressed as follows:

If to the Participant:

If to the Company:

Lorillard, Inc.

714 Green Valley Road

Greensboro, NC 27408

Attention: Corporate Secretary

Facsimile: (336) 335-7707

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 12. Notice and communications shall be effective when actually received by the addressee.

13. Effect of Certificate. Except as otherwise provided hereunder, this Certificate shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Section 10.

14. Conflicts and Interpretation. The Award is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Certificate and the Plan, the Plan shall control. In the event of any ambiguity in this Certificate, any term which is not defined in this Certificate, or any matters as to which this Certificate is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

15. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Certificate.

16. Amendment. This Certificate may not be modified, amended or waived except by an instrument in writing signed by the Company. The waiver by either party of compliance with any provision of this Certificate shall not operate or be construed as a waiver of any other provision of this Certificate, or of any subsequent breach by such party of a provision of this Certificate.

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Certificate to be executed on its behalf by a duly authorized officer.

LORILLARD, INC.

By:

5